EXHIBIT 15

May 10, 2017

Securities and Exchange Commission

100 F Street, NE

Washington, D.C. 20549

RE: Alcoa Corporation

Commissioners:

We are aware that our report dated May 10, 2017 on our review of interim financial information of Alcoa Corporation and its subsidiaries (Alcoa Corporation) for the three-month periods ended March 31, 2017 and 2016 and included in Alcoa Corporation’s quarterly report on Form 10-Q for the quarter ended March 31, 2017 is incorporated by reference in its Registration Statements on Form S-8 (Nos. 333-214420 and 333-214423).

Very truly yours,

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Pittsburgh, Pennsylvania